SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2003

ARAMARK CORPORATION

(Exact name of registrant specified in charter)

Delaware	001-16807	23-3086414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-238-3000

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits – The following exhibits are furnished pursuant to the disclosure included under Item 9 and Item 12 of this Form 8-K.

99.1	Selected financial information reflecting ARAMARK’s Educational Resources segment as a discontinued operation.

99.2	Explanation of Revised Earnings Per Share Guidance.

Item 9. Regulation FD Disclosure (including information provided under Item 12, “Results of Operations and Financial              Condition”)

The following information is being furnished to the Commission under both Item 9 and Item 12. The information required by Item 12 is being furnished pursuant to this Item 9 in accordance with the interim filing guidance provided by the Securities and Exchange Commission in “Filing Guidance Related To: Conditions for Use of Non-GAAP Financial Measures; and Insider Trades During Pension Fund Blackout Periods” (Release No. 33-8216, March 27, 2003).

On March 4, 2003, ARAMARK Corporation (the “Company”) announced the signing of a definitive agreement to sell its Educational Resources segment. On May 8, 2003, the Company will post on the Investor Relations section of its website selected financial information reflecting the Educational Resources segment as a discontinued operation. A copy of the selected financial information is attached hereto as exhibit 99.1.

In addition, the following information is being provided under Item 9 only. On May 8, 2003, the Company issued a press release announcing its financial results for the quarter ended March 28, 2003 that contained updated earnings per share guidance for fiscal 2003. The Company will post to the Investor Relations section of its website the Explanation of Revised Earnings Per Share Guidance attached hereto as exhibit 99.2, which reconciles the Company’s current guidance to the Company’s previous guidance.

The information contained in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in this Current Report shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date:	May 8, 2003	By:	/s/ L. FREDERICK SUTHERLAND
		Name:	L. Frederick Sutherland
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Selected financial information reflecting ARAMARK’s Educational Resources segment as a discontinued operation.

99.2	Explanation of Revised Earnings Per Share Guidance.